Exhibit 10.1

MUTUAL GUARANTEE AGREEMENT

Under the principles of friendly cooperation and mutual development for the benefit of efficient progress of financing projects of both parties, Henan Huanghe Enterprises Group Co., Ltd. (hereinafter “Party A”) and Henan Zhongpin Food Share Co., Ltd. (hereinafter “Party B”), referred to collectively hereinafter as the “Parties,” reach the following Agreement in order to provide for a mutual guarantee:

SECTION 1. Mutual Guarantee

1.1. Both Parties promise to provide each other, within the total mutual guarantee amount and mutual guarantee term stated in this Agreement, with a guarantee for financing from financial institutions.

SECTION 2. Total Amount and Term for Mutual Guarantee

2.1. The Parties confirm the total amount of guarantee they offer to each other is RMB150 million for loans not exceeding one year.

2.2. The Parties confirm the term of mutual guarantee is twelve (12) months, namely from May 25, 2012 to May 25, 2013.

SECTION 3. Form of Mutual Guarantee

3.1. The Parties confirm the form of mutual guarantee is joint liability guarantee.

SECTION 4. Rights and Obligation of Both Parties

4.1. Each Party shall carefully and responsibly designate a financial principal respectively, to go through the relevant procedures promptly, to ensure that the Parties can smoothly conduct financing activities.

4.2. The contents of the Loan Contract, Guarantee Contract and other relevant legal documents under which one Party requires the other Party to provide guarantee, must be clearly and fully completed.

4.3. In the event that one Party does not complete the Loan Contract, Guarantee Contract, or other relevant legal documents according to the provisions under Section 4.2, or there are certain blanks in those legal documents, the other Party may refuse to deal with the relevant mutual guarantee issue.

4.4. Both Parties promise, during the period that one or both Parties is charged with liability to guarantee, to exchange financial information within 10 working days after the end of each month. Such financial information includes but is not limited to the balance sheet, income statement, cash flow statement, and tax return information. Both Parties shall bear a strict duty of confidentiality regarding such financial information. The Parties warrant that the information provided by each shall be true, accurate and complete, with no falsity, omission or misleading representation.

Ex. 10.1

SECTION 5. Suspension and Dissolution of the Agreement

5.1. During the term of this mutual guarantee, if one Party can prove that there is a major dispute or major litigation involving the other Party which is a severe obstacle to such other Party’s normal business operations, the former Party may suspend this Agreement upon written notification provided to the latter Party ten (10) working days in advance of such suspension.

5.2. During the term of mutual guarantee, if one Party can prove that the other party has entered into a proceeding such as bankruptcy, liquidation or dissolution, the former Party may dissolve this Agreement in advance upon written notification provided to the latter Party ten (10) working days in advance.

5.3. In the event the situation stated in Section 5.1 or 5.2 of this Agreement occurs, it shall have no impact on the guarantee obligations undertaken related to the Loan Contracts that have already been signed and become effective, and are covered by this Agreement. Neither Party may suspend or dissolve its guarantee responsibilities that it has already assumed and that are in effect by reason that this Agreement has been suspended or terminated in accordance with either Section 5.1 or 5.2.

SECTION 6. Counter-guarantee Obligation

6.1. In the event one Party postpones or fails to pay mature debts resulting in the other Party bearing jointly guaranteed liability, the latter Party shall have the right, within one week upon assuming guarantee responsibility, to take the former Party’s corresponding assets as compensation for its repayment for the loans to the bank with respect to the joint liability guarantee with advance written notice pursuant to the Counter-Guarantee Contract subscribed to by both Parties when entering the Guarantee Contract; the former Party who postpones or fails to make payment shall cooperate with the latter Party to complete the compensation procedures without placing any obstacles according to Counter-Guarantee Contract.

SECTION 7. Miscellaneous

7.1. Within the term of this Agreement, in the event either Party enters into reconstruction, reorganization, a merger or a separation, this Agreement shall remain valid. The party who assumes the rights and obligations of either Party shall be subject to the contractual terms and obligations set forth in this Agreement.

Ex. 10.1

7.2. This Agreement is a framework agreement for both Parties who are covered in the Mutual Guarantee Agreement. The Parties should assume their respective guarantee obligations pursuant to each specific Guarantee Contract for each specific bank loan. This Agreement shall not be deemed to create guarantee obligations for either Party for Loan Contracts unless corresponding Guarantee Contracts have been executed between the Parties.

7.3. Both Parties covenant and agree that, with respect to the loans guaranteed under this Agreement, they will comply with the terms and conditions of the applicable Loan Contract.

SECTION 8. Confidential Liability

8.1. During the process of implementation of this Agreement, any financial, operational or decision-making information, customer data, secret technique, or other related information or message of one Party that is accessed, known, stored by the other Party is to be regarded as confidential information.

8.2. The Parties shall not disclose or reveal confidential information to any person or entity not a party to this Agreement. The Parties may allow certain confidential information to be revealed upon written consent by both Parties.

8.3. In the event one of the Parties violates Section 8.2 of this Agreement, the violating Party shall be held legally responsible.

SECTION 9. Notice and Delivery

9.1. Both Parties agree to designate a financial functionary in charge of the implementation and relevant assistance under this Agreement. The respective designated persons and their addresses are as follows:

Party A: Liu Xianzhong	Party B: Li Haobin
Address: Changge City, Henan Province.	Address: Changge City, Henan Province.
Zip code: 461500	Zip code: 461500
Tel: 0374-6108923	Tel: 0374-6219786
Fax: 0374-6108922	Fax: 0374-6226001

9.2. Both Parties agree that if the written notice has been delivered to the other Party’s appointed person under Section 9.1, it is regarded as delivered to the other Party.

SECTION 10. Continuance of the Agreement

10.1. After expiration of the term of this Agreement, the Parties may extend the Agreement by signing a written agreement of extension.

Ex. 10.1

SECTION 11. Breaching Obligations and Dispute Resolution

11.1. Both Parties shall strictly abide by this Agreement and corresponding stipulations of the Loan Contract and Guarantee Contract. In the event a Party violates the provisions of this Agreement and corresponding Loan and Guarantee Contracts, it shall be regarded as a breach of contract. The Party that breaches shall compensate all the losses of the other, and pay the liquidated damages of RMB to the other Party.

11.2. In the event a dispute occurs in the implementation of this Agreement, the Parties shall resolve the dispute by negotiation; if negotiation fails, a Party may file a claim in the local court of accuser, subject to the terms set forth in the relevant Guarantee Contract.

SECTION 12. Validity and other Issues of the Agreement

12.1. This Agreement will become valid and in full force and effect upon the approval of the Board of Directors of both Parties and by the signature and seal of the legal or authorized representatives of each Party.

12.2. The period of validity: from May 25, 2012 to May 25, 2013.

12.3. Once this Agreement comes into effect, the Mutual Guarantee Agreement signed by the Parties in 2011 shall be repealed simultaneously.

12.4. This Agreement is in duplicate. Each copy has the same legal effect.

Party A: Henan Huanghe Enterprises Group Co., Ltd.
(corporate seal)

By: /s/ Qiao Qiusheng
Date: May 25, 2012

Party B: Henan Zhongpin Food Share Co., Ltd.
(corporate seal)

By: /s/ Zhu Xiaowei
Date: May 25, 2012

Ex. 10.1